                                                                   EXHIBIT 10.52

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of October, 1999, by and between HIGH SPEED ACCESS CORP., a Delaware corporation (the "Company"), and DANIEL J. O'BRIEN, an individual ("Executive").

         RECITAL:

         Executive desires to be employed by the Company and the Company desires to employ Executive on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive accepts employment by the Company and agrees to serve the Company, upon the terms and conditions hereinafter set forth. Executive's employment shall commence on October 1, 1999.

         2. DUTIES. Executive shall be employed by the Company as Chief Operating Officer. As Chief Operating Officer, Executive's duties will be commensurate with those customarily performed by one with such title and position at a company similarly situated to the Company. So long as he is employed hereunder, Executive agrees to devote his full business time and energy to the business and affairs of the Company, to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner he reasonably believes to be in and not opposed to the best interests of the Company, to use his best efforts, skill and ability to promote the profitable growth of the Company, and to perform such other duties, consistent with duties customarily performed by one with such title and position at a company similarly situated to the Company, as may be assigned to him by the Company's Chief Executive Officer, Chairman or by the Company's Board of Directors ("Board") from time to time.

         3. COMPENSATION AND BENEFITS. For all services rendered by Executive, the Company shall pay compensation and provide benefits to Executive as follows:

                  A. SALARY. The Company shall pay Executive an initial salary ("Salary") of $25,000 per month. Commencing on October 1, 2000, Executive's Salary shall be increased to $29,167 per month. Commencing on October 1, 2001, Executive's Salary shall be increased to $33,333 per month.

                  B. BUSINESS EXPENSES. The Company shall reimburse Executive for his reasonable direct out-of-pocket ordinary and necessary expenses, if any, incurred by Executive in



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the performance of his services hereunder and for which Executive properly accounts in accordance with the Company's regulations and procedures in effect from time to time.

                  C. VACATION. Executive shall be entitled to four (4) weeks paid vacation during each 12 month period of Executive's employment with the Company. Executive shall not be entitled to carry over any unused vacation.

                  D. LIFE INSURANCE. The Company shall purchase and maintain, so long as Executive is employed with the Company, a term life insurance policy on the life of Executive in the amount of Two Million Dollars ($2,000,000), which policy shall name Executive's spouse or estate, as beneficiary. At the termination of Executive's employment, Executive shall have the right to elect to have the Company assign the term life insurance policy to Executive. Should the Executive exercise the right to assign, Executive shall thereafter be responsible for all premium payments under the policy.

                  E. REIMBURSEMENT OF CERTAIN EXPENSES. The Company shall reimburse Executive up to Five Thousand Dollars ($5,000) per annum for financial and tax planning expenses incurred by Executive for which Executive properly accounts in accordance with the Company's regulations and procedures in effect from time to time.

                  F. ADDITIONAL BENEFITS. Executive shall be entitled to participate (on the same terms and conditions as other executive officers of the Company generally) in any and all employee vacation, retirement, medical, life and disability insurance, and other benefits plans and perquisites as may be established and in effect from time to time and made available to employees of the Company.

         4. STOCK OPTIONS.

                  A. INITIAL OPTION GRANT. Executive will receive an initial grant of options ("Initial Option Grant") under Company's stock option plan ("Plan") to purchase 750,000 shares of Company common stock pursuant to a Stock Option Agreement to be executed by Company and Executive in the form attached hereto as Exhibit A and incorporated by reference herein.

                  B. SUBSEQUENT OPTION GRANTS. Subject to Executive's continued employment with Company, (i) Executive will receive options to purchase 100,000 shares of Company's common stock on October 1, 2000, and (ii) Executive will have the opportunity to receive options to purchase an additional 100,000 shares of Company's common stock on each of October 1, 2000, October 1,2001 and October 1, 2002, based upon Executive's achievement of specific goals concerning the performance of Executive and the Company for the preceding twelve (12) month period, previously established by the Board (or the Compensation Committee thereof) and Executive. Company and Executive shall establish such specific goals for the twelve (12) months ended September 30, 2000 within thirty (30) days from the date hereof and shall establish such specific goals for the twelve
(12) months ended September 30, 2001 and September 30, 2002, respectively, on or before the preceding



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October 31. Each option granted to Executive under this Section 4.B shall have an exercise price equal to the fair market value per share of Common Stock on the date of grant as determined under the Plan. The option grants made to Executive pursuant to this Section 4.B shall be evidenced by a stock option agreement to be executed by Company and Executive substantially in the form attached hereto as Exhibit B.

                  C. TERMS OF OPTIONS. Subject to the provisions of this Section 4, the option grants made to Executive under Sections 4.A and B will be made under and subject to the terms of the Plan and will vest in five equal annual installments commencing on the first anniversary of the date of grant. Without any representation or warranty by or on the part of Company, to the extent any of the options granted to Executive hereby can, by the terms set forth herein and in the Plan, qualify as incentive stock options under the provisions of the Internal Revenue Code of 1986, as amended, the parties hereto intend that the same shall be treated as incentive stock options, and to the extent any or all of the options cannot qualify as incentive stock options under the Code, the parties hereto intend that the same shall be treated as nonstatutory options.

         5. SUPPLEMENTAL AGREEMENT. The Company and Executive shall enter into a supplemental executive compensation agreement substantially in the form attached hereto as Exhibit C and incorporated by reference herein ("Supplemental Agreement").

         6. WITHHOLDING. The Company shall be authorized to deduct and withhold from Executive's compensation such sums as are required by law to be deducted and withheld.

         7. AT WILL EMPLOYMENT. Subject to the provisions of the Supplemental Agreement, Executive's employment with the Company will be terminable at will. The employment at will relationship to exist between the Company and Executive allows either the Company or the Executive to end the employment relationship at any time, with or without cause.

         8. COVENANTS NOT TO SOLICIT OR COMPETE

                  A. NON-COMPETITION. Executive agrees that, during the Noncompete Period (as defined in Section 8.D of this Agreement), he shall not in any manner, directly or indirectly or by assisting others, as a supervisor, administrator, executive, senior or management level employee, owner, proprietor, shareholder, consultant or otherwise, engage in any business which provides high speed internet access, IP telephony or similar services which are the same or essentially the same as the business of the Company (including, by way of example @Home, ISP Channel and RoadRunner); provided that Executive shall not be restricted from owning less than 5% of the outstanding shares of a company whose shares are publicly traded.

                  B. NON-SOLICITATION. Executive agrees that, during the Noncompete Period, he shall not (other than in the regular course of the Company's business), solicit, directly or indirectly, business of the type then being performed by the Company from any person, partnership, corporation or other entity which [a] is a customer of the Company at the time Executive's employment with the



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Company terminates, or [b] was such a customer within the two-year period immediately prior thereto, for the purposes of providing products or services that are competitive with those provided by the Company.

                  C. NON-INDUCEMENT. Executive agrees that for the period he is employed by the Company and for a one-year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Executive or another person, partnership, corporation or other entity.

                  D. NONCOMPETE PERIOD. For purposes of this Section 8, (i) if Executive's employment with the Company shall be terminated without Cause (as defined herein), the Noncompete Period shall mean the period commencing on the date hereof and continuing for a six (6) month period immediately following his termination of employment, and (ii) if Executive shall voluntarily terminate his employment with the Company or Executive is terminated with Cause, the Noncompete Period shall mean the period commencing on the date hereof and continuing for a twelve (12) month period immediately following his termination of employment. "Cause" shall mean that Executive's employment with the Company shall have terminated upon the occurrence of any of the following events:

                           (a) The discharge of Executive for willful misconduct, dishonesty or fraud on Executive's part in connection with the performance of any of his duties under the Employment Agreement; or

                           (b) The discharge of Executive for a material breach by Executive of any of the terms of Sections 8 or 10 of this Agreement; or

                           (c) The discharge of Executive upon a determination by the Board, acting in good faith and with reasonable justification, that Executive's performance in his position as Chief Operating Officer of the Company has been unsatisfactory, after first having given written notice to Executive that his performance has been unsatisfactory (which notice shall set forth in reasonable detail the nature of the unsatisfactory performance), and Executive having failed to cure such unsatisfactory performance within thirty (30) days thereafter to the reasonable satisfaction of the Board; or

                           (d) The discharge of Executive for conviction of a felony or a crime involving moral turpitude.

         9. INJUNCTIVE RELIEF FOR BREACH: ENFORCEABILITY. Executive agrees that Company may not be adequately compensated by damages for a breach by Executive of any of the covenants contained in Section 8, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. In such event, the periods of time referred to in Section



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8 shall be deemed extended for a period equal to the respective period during which Executive is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. The covenants contained in Section 8 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time and Executive expressly agrees that this Agreement, as so amended, shall be valid and binding.

         10. PROPRIETARY RIGHTS.

                  A. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of his employment and thereafter, Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with his work for the Company, or unless the Chief Executive Officer or the Board of Directors of the Company expressly authorizes such in writing. Executive shall and hereby does assign to the Company any rights he may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith. The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company which the Company treats as confidential with respect to the general public. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, data, programs, other words of authorship, know-how, improvements, discoveries, developments, designs and techniques relating to the business or proposed products of the Company and which were learned or discovered by Executive during the term of his employment with the Company (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers which were learned or discovered by him during the term of his employment with the Company, and information regarding the compensation of other employees of the Company. For purposes of this Agreement, the term "Proprietary Information" shall not include information that Executive can show by competent proof (i) was known to Executive prior to disclosure by the Company; (ii) was generally known to the public at the time the Company disclosed the information to Executive; (iii) became generally known to the public after disclosure by the Company through no act or omission of Executive; or (iv) was disclosed to Executive by a third party having a bona fide right both to possess the information and to disclose it to Executive.

                  B. THIRD PARTY INFORMATION. Executive understands, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of his



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employment and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized by the Chairman or Chief Executive Officer of the Company in writing.

                  C. RETURN OF COMPANY DOCUMENTS. When Executive leaves the employ of the Company, he will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Third Party Information or Proprietary Information of the Company.

                  D. LEGAL AND EQUITABLE REMEDIES. Because Executive's services are personal and unique and because Executive may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Section 10 of the Agreement and any of its provisions by injunctions, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         11. NOTICES. All notices and other communications hereunder shall be in writing and shall be given or made by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by telegram, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

                  A.       If to the Company:    High Speed Access Corp.
                                                 Attn:  President
                                                 Suite 1150
                                                 4100 East Mississippi Avenue
                                                 Denver, Colorado  80246

                  B.       If to Executive:      Daniel J. O'Brien
                                                 31 Golden Eagle Lane
                                                 Littleton, Colorado  80127

Any notice or other communication hereunder shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by telegram, facsimile or reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.



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         12. MISCELLANEOUS.

                  A. ASSIGNMENT. This is a contract for personal services by Executive and may not be assigned by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  B. WAIVER OF BREACH. Failure or delay by either party to insist upon compliance with any provision hereof shall not operate as, and is not to be construed as, a waiver or amendment of such provision. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach, whether occurring under similar or dissimilar circumstances.

                  C. ENTIRE AGREEMENT: CANCELLATION OF PRIOR AGREEMENTS. This Agreement, the Stock Option Agreement and the Supplemental Agreement contain the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Executive's employment by the Company are hereby canceled and superseded by this Agreement.

                  D. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

                  E. HEADINGS. The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

                  F. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

                  G. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  H. ARBITRATION. Any controversy arising out of, or relating to, this Agreement or any modification or extension of this Agreement, including any claim for damages, recission, specific performance or other legal or equitable relief, shall be settled by arbitration in the City of Denver, State of Colorado, in accordance with the rules then obtaining of the American Arbitration Association. The determination of the arbitrator when made shall be binding upon all parties bound by the terms of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The foregoing notwithstanding, the Company shall have the right to seek injunctive or other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of Sections 8 or 10 of this Agreement.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                                       HIGH SPEED ACCESS CORP.


                                       By: /s/ David A. Jones, Jr.
                                          -----------------------------

                                       Title: Chairman
                                             --------------------------

                                                      ("Company")


                                           /s/ Daniel J.  O'Brien
                                       -----------------------------
                                       DANIEL J. O'BRIEN

                                                      ("Executive")



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                                    EXHIBIT A
                             STOCK OPTION AGREEMENT



                      [see Exhibit 10.54 to this Form 10-K]



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                                    EXHIBIT B

                             HIGH SPEED ACCESS CORP.
                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into effective as of the _____ day of _______, _____, by and between HIGH SPEED ACCESS CORP, a Delaware corporation (the "Corporation"), and DANIEL J. O'BRIEN ("Optionee").

         RECITALS:

         A. The Corporation has adopted the High Speed Access Corp. 1999 Stock Option Plan ("Plan") to promote the interests of the Corporation and its shareholders by providing selected key employees of the Corporation with additional incentive to invest in shares of the Corporation's common stock, $.01 par value per share ("Shares").

         B. The Corporation believes that such investment should increase the personal interest and special effort of the key employees in providing for the continued success and progress of the business of the Corporation and should enhance the Corporation's efforts to attract and retain competent key employees.

         C. Optionee is one of the key employees for whom the Plan was adopted and the Corporation desires to grant Optionee an option to acquire Shares pursuant to the terms and conditions of the Plan and this Agreement.

         D. Concurrently with the execution hereof, the Corporation and Optionee have entered into an Employment Agreement (the "Employment Agreement") and a Supplemental Executive Compensation Agreement (the "Supplemental Agreement").

         AGREEMENT:

         NOW, THEREFORE, the parties hereby agree as follows:

         1. GRANT OF OPTION; OPTION PRICE. The Corporation hereby grants to Optionee the right and option to purchase ("Option") all or any part of an aggregate of __________ Shares (the "Option Shares") on the terms and conditions set forth herein, at a purchase price of $____ per Option Share ("Option Price"). ______ of the Option Shares shall be considered incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and _______ of the Option Shares shall be considered nonstatutory stock options. The Corporation and Optionee consider the Option Price to be not less than 100% of the value of the Shares on the date hereof, which is the date on which the Option was granted to Optionee (the "Date of Grant").



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         2. TERM OF OPTION AND VESTING. The Option shall continue for a term commencing on the date hereof and ending at 5:00 p.m. Eastern Time on ________________ ("Termination Date"), unless sooner terminated as provided in
Section 5. Subject to the other terms and conditions set forth in this Agreement, including without limitation Sections 6 and 7 hereof, the Option shall vest and Optionee shall have the right to exercise the Option as follows:

                  2.1 FIRST YEAR. Up to twenty percent (20%) of the total Option Shares may be exercised at any time after ____________.

                  2.2 SECOND YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after two (2) years following _____________.

                  2.3 THIRD YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after three (3) years following _____________.

                  2.4 FOURTH YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after four (4) years following ______________.

                  2.5 FIFTH YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after five (5) years following _______________.

         If an installment covers a fractional share, such installment shall be rounded off to the next highest share, except for the final installment, which will be for the balance of the total Option Shares.

         3. CONDITIONS TO EXERCISE OF OPTIONS.

                  3.1 EXERCISE OF OPTION. Optionee may exercise the Option by delivering to the Corporation: [i] seven (7) days' prior written notice ("Exercise Notice") specifying the number of Shares as to which the Option is being exercised and, if determined by counsel for the Corporation to be necessary, representing that such Shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 3.2 hereof), of the Option Price for the number of Shares with respect to which the Option is being exercised, in the manner provided in Section 3.2.

                  3.2 PAYMENT OF OPTION PRICE. The Corporation shall accept as payment for the Option Price cash, a certified or cashiers check, whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Compensation Committee of the Corporation's Board of Directors (the "Committee") established to administer the Plan (including without limitation, assurance satisfactory to the Committee from a broker registered under the Securities Exchange Act of 1934 of the delivery of the proceeds of an imminent sale of Common Stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of



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the Optionee), or a combination of such methods of payment, which payment must be delivered to the Corporation with the Exercise Notice.

                  3.3 DELIVERY OF STOCK ON EXERCISE. On or before the expiration of the seven (7) day Exercise Notice period, and provided that all conditions precedent contained in this Agreement are satisfied, the Corporation shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Corporation, or at such other place as may be mutually acceptable, or, at the election of the Corporation, by certified mail addressed to Optionee at Optionee's address as shown in the records of the Corporation, a certificate or certificates for the number of Shares set forth in the Exercise Notice and for which the Corporation has received payment in the manner prescribed herein. The Corporation may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules or the requirements of the regulations. Options are exercisable only in whole Shares. If Optionee fails to accept delivery of all or any part of the number of Shares specified in the Exercise Notice upon tender of delivery thereof, Optionee's right to exercise this Option with respect to such undelivered shares may be terminated by the Corporation.

                  3.4 OPTION NOT TRANSFERABLE EXCEPT IN EVENT OF DEATH. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or by the laws of descent and distribution, provided, however, if permitted under the terms of the Plan, as in effect from time to time, transfers of the Option, or portions thereof, shall also be permitted under this Agreement. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Corporation may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.

         4. ACCELERATION OF EXERCISE DATES UPON DEATH OR DISABILITY. The Option granted by this Agreement shall vest and become fully exercisable on or after the date of termination of Optionee's employment with the Corporation due to death or Disability.



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         5. TERMINATION.

                  5.1 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DISABILITY, DISCHARGE FOR CAUSE, OR DEATH. Upon the termination of Optionee's employment with the Corporation for a reason other than Optionee's Disability, discharge for Cause or death, the Option granted hereunder shall be exercisable, to the extent exercisable at the date of Optionee's termination of employment, at any time prior to the earlier of [a] three (3) months following receipt by Optionee or the Corporation of a notice of termination of employment, or [b] the Termination Date.

                  5.2 TERMINATION OF EMPLOYMENT BECAUSE OF DISABILITY. If Optionee's employment with the Corporation terminates because of Optionee's Disability, the Option granted hereunder shall be exercisable at any time within a period ending on the earlier of [a] one year after Optionee's Disability or [b] the Termination Date.

                  5.3 TERMINATION OF EMPLOYMENT BECAUSE OF DISCHARGE FOR CAUSE. This Agreement shall terminate and the Option granted hereunder shall be null and void immediately upon the termination of Optionee's employment with the Corporation through discharge for Cause, as defined in the Employment Agreement.

                  5.4 DEATH OF OPTIONEE. If Optionee dies [i] while employed by the Corporation, or [ii] within three (3) months after ceasing to be an employee of the Corporation, then the Option granted hereunder shall be exercisable by Optionee's personal representative or the person or persons to whom Optionee's rights under the Option shall pass by will or by application of the laws of descent and distribution, at any time within a period ending on the earlier of [a] one (1) year after Optionee's date of death or [b] the Termination Date.

         6. ACCELERATION UPON A CHANGE OF CONTROL. Notwithstanding any provision of this Agreement to the contrary, upon a Corporate Transaction, as defined in the Plan, the provisions of Section 9 of the Plan shall govern the exerciseability of the Option granted hereunder.

         7. ADJUSTMENT OF SHARES. In the event of capital adjustment after the Date of Grant in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Corporation, a proportionate adjustment shall be made in the Option Price and the number and kind of shares of Common Stock covered by outstanding Options granted pursuant to this Agreement. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. Such determination by the Compensation Committee shall be conclusive.

         8. SECURITIES LAWS. Optionee understands that the shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Corporation does not contemplate registering, and is



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under no obligation to register, such securities. Optionee understands and agrees that the shares issuable upon exercise of the Option may not be sold, transferred, pledged or otherwise disposed of unless they are subsequently registered under the Act and, where required, under the laws of other jurisdictions or an exemption from registration is available and the Corporation is in receipt of an opinion of counsel satisfactory to the Corporation to such effect.

         9. TAX WITHHOLDING. The Corporation shall have the right to require Optionee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Corporation shall have the right to withhold from any payment due Optionee or retain Common Stock otherwise payable to the Optionee pursuant to exercise of an Option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.

         10. MISCELLANEOUS PROVISIONS.

                  10.1 OPTION TERMINATES UPON TERMINATION DATE. Notwithstanding any provision contained herein to the contrary, this Option shall terminate and become null and void and of no effect after the Termination Date.

                  10.2 NO RIGHTS AS A SHAREHOLDER. Optionee shall not have any of the rights of a shareholder regarding the Option Shares, except to the extent that certificate(s) for such Option Shares shall have been issued upon the exercise of the Option as provided herein.

                  10.3 CAPTIONS. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

                  10.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  10.5 ENTIRE AGREEMENT. This Agreement, the Employment Agreement, the Supplement Agreement and the Plan contain the entire agreement between the parties regarding its subject matter. It supersedes all prior written or contemporaneous oral agreements related thereto.

                  10.6 AMENDMENT AND MODIFICATIONS. No amendment or other modification to this Agreement shall be binding upon any party unless executed in writing by all of the parties hereto.

                  10.7 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.



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

                  10.8 CUMULATIVE REMEDIES. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative of every other right or remedy.

                  10.9 CAPITALIZED TERMS. Capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Plan unless otherwise defined herein.

                  10.10 OPTIONEE BOUND BY PLAN. Optionee acknowledges receipt of a copy of, and agrees to be bound by, the terms and provisions of, the Plan, which is incorporated herein by reference.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       HIGH SPEED ACCESS CORP.



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                            ("Corporation")



                                       -----------------------------------------
                                       DANIEL J. O'BRIEN
                                            ("Optionee")



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

                                   EXHIBIT C

                  SUPPLEMENTAL EXECUTIVE COMPENSATION AGREEMENT

                      [see Exhibit 10.53 to this Form 10-K]



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